                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed by the Registrant [X]


Filed by a Party other than the Registrant [_]


Check the appropriate box:


[_] Preliminary Proxy Statement      [_] Confidential, for Use of the Commission
                                         Only (as Permitted by Rule 14a-6(e)(2))


[X] Definitive Proxy Statement

[_] Definitive Additional Materials


[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          Thermo Electron Corporation
                          ---------------------------
                  (Name of Registrant as Specified in Charter)



             __________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

[LOGO OF THERMO ELECTRON]

     81 Wyman Street
     P.O. Box 9046
     Waltham, MA 02554-9046

                                       April 19, 1996

Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of the Stockholders of Thermo Electron Corporation. Your Board of Directors and management look forward to greeting personally those Stockholders able to attend.

     Our Annual Report for the year ended December 30, 1995 is enclosed. I hope you will read it carefully. Please feel free to forward any questions you may have if you are unable to attend the Meeting.

     At the Meeting, in addition to electing a class of three directors, your Board of Directors is asking Stockholders to approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation to increase the Corporation's authorized common stock from 175 million shares to 350 million shares. On March 12, 1996, the Board of Directors declared a three-for-two stock split that is contingent upon approval of the increase in the authorized shares. Under the Corporation's By-Laws, the amendment to the Amended and Restated Certificate of Incorporation requires the affirmative vote of two-thirds of the issued and outstanding shares of common stock. This proposal is described more fully in the accompanying Proxy Statement which you are urged to read thoroughly.

     For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" the proposal.

     It is important that your shares are represented and voted at the Meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed Proxy to our transfer agent, The First National Bank of Boston, in the envelope provided, at your earliest convenience.

                                       Yours very truly,




                                       George N. Hatsopoulos
                                        Chairman and President




                            YOUR VOTE IS IMPORTANT.
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

[LOGO OF THERMO ELECTRON]

     81 Wyman Street
     P.O. Box 9046
     Waltham, MA 02554-9046

                                       April 19, 1996

To the Holders of the Common Stock of
THERMO ELECTRON CORPORATION



                           NOTICE OF ANNUAL MEETING

     The 1996 Annual Meeting of the Stockholders of Thermo Electron Corporation ("Thermo Electron" or the "Corporation") will be held on Tuesday, May 21, 1996, at 5:00 p.m. at the Turnberry Isle Resort & Club, 19999 West Country Club Drive, Aventura, Florida. The purposes of the Meeting are to consider and take action upon the following matters:

     1. Election of three Directors, comprising the class of directors to be elected for a three-year term expiring in 1999.

     2. A proposal recommended by the Board of Directors to amend the Corporation's Amended and Restated Certificate of Incorporation to increase the Corporation's authorized common stock, $1.00 par value per share, from 175 million shares to 350 million shares.


     3 Such other business as may properly be brought before the Meeting and any adjournment thereof.

     The transfer books of the Corporation will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to notice of and to vote at the Meeting is April 1, 1996.

     The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by Proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the Meeting regardless of the number of shares you may hold. Enclosed is a Proxy authorizing three officers of the Corporation to vote your shares as you instruct. Whether or not you are able to be present in person, please sign the enclosed Proxy and return it promptly to our transfer agent in the accompanying envelope, which requires no postage if mailed in the United States.

     This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                       Sandra L. Lambert
                                           Secretary

                                PROXY STATEMENT

     The enclosed Proxy is solicited by the Board of Directors of Thermo Electron Corporation ("Thermo Electron" or the "Corporation") for use at the 1996 Annual Meeting of the Stockholders (the "Meeting") to be held on Tuesday, May 21, 1996, at 5:00 p.m. at the Turnberry Isle Resort & Club, 19999 West Country Club Drive, Aventura, Florida, and any adjournment thereof. The mailing address of the executive office of the Corporation is 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046. This Proxy Statement and the enclosed Proxy were first furnished to Stockholders of the Corporation on or about April 24, 1996.

                               VOTING PROCEDURES

     The Board of Directors intends to present to the Meeting the election of three Directors, comprising the class of Directors to be elected for a three-year term expiring in 1999, as well as one other matter: a proposal to amend the Corporation's Amended and Restated Certificate of Incorporation to increase the Corporation's authorized common stock, $1.00 par value ("Common Stock"), from 175 million shares to 350 million shares.

     The representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed Proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied.

     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for Directors, for the management proposal, and as the individuals named as proxy holders on the Proxy deem advisable on all other matters as may properly come before the Meeting.

     A plurality of the votes of the shares present and entitled to vote is required to approve the election of Directors. For the proposal to increase the authorized Common Stock, the affirmative vote of two thirds of the Corporation's outstanding Common Stock entitled to vote on the matter is necessary for approval. Withholding authority to vote for a nominee for Director or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the nominee or a proposal. With respect to the election of Directors, broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote. Broker "non-votes" on the proposal to increase the authorized Common Stock will have the effect of a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

     A Stockholder who returns a Proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Secretary of the Corporation received prior to the Meeting, by executing and returning a later-dated Proxy or by voting by ballot at the Meeting.

     The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of April 1, 1996 consisted of 91,365,515 shares of Common Stock. Only Stockholders of record at the close of business on April 1, 1996 are entitled to vote at the Meeting. Each share is entitled to one vote.

                                  - PROPOSAL 1 -

                             ELECTION OF DIRECTORS

     Three Directors are to be elected at the Meeting, and Dr. George N. Hatsopoulos, Mr. Robert A. McCabe and Ms. Hutham S. Olayan are listed below as nominees for the three-year term expiring at the 1999 Annual Meeting of the Stockholders. For purposes of this Meeting, the Board of Directors has fixed the number of Directors at ten, divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term at successive Annual Meetings of the Stockholders. In all cases, Directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal.

Nominees and Incumbent Directors

     Set forth below are the names of the persons nominated as Directors and Directors whose terms do not expire this year, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as Directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of certain subsidiaries of the Corporation is reported under the caption "Stock Ownership." All of the nominees are currently Directors of the Corporation.



- --------------------------------------------------------------------------------
        Nominees for Directors Whose Term of Office will Expire in 1999
- --------------------------------------------------------------------------------
     George N. Hatsopoulos   Dr. Hatsopoulos, 69, is the Chairman of the Board,
                             President and Chief Executive Officer of the
                             Corporation. He has served as a Director since he
                             founded the Corporation in 1956. Dr. Hatsopoulos
                             is also a director of Bolt, Beranek & Newman,
                             Inc., Thermedics Inc., Thermo Ecotek Corporation,
                             Thermo Fibertek Inc., Thermo Instrument Systems
                             Inc., ThermoQuest Corporation and ThermoTrex
                             Corporation. Dr. Hatsopoulos is the brother of Mr.
                             John N. Hatsopoulos, an Executive Vice President
                             and the Chief Financial Officer of the Corporation.
- --------------------------------------------------------------------------------
     Robert A. McCabe        Mr. McCabe, 61, has been a Director of the
                             Corporation since 1962. He has served as President
                             of Pilot Capital Corporation, which is engaged in
                             private investments and provides acquisition
                             services, since 1987. Prior to that time Mr.
                             McCabe was a Managing Director of Lehman Brothers
                             Inc., an investment banking firm. Mr. McCabe is
                             also a director of Borg-Warner Security
                             Corporation, Church & Dwight Company,
                             Morrison-Knudsen Corporation and Thermo Instrument
                             Systems Inc.
- --------------------------------------------------------------------------------
     Hutham S. Olayan        Ms. Olayan, 42, has been a Director of the
                             Corporation since 1987. She has served as
                             President and a director of Olayan America
                             Corporation since 1995 and Competrol Real Estate
                             Limited since 1986, members of the Olayan Group
                             engaged in advisory services and private real
                             estate investments, respectively. Ms. Olayan also
                             served as President and a director of Crescent
                             Diversified Limited, a member of the Olayan Group
                             engaged in private investments, from 1985 until
                             1994.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Incumbent Directors Whose Term of Office Will Expire in 1998
- --------------------------------------------------------------------------------
     Elias P. Gyftopoulos    Dr. Gyftopoulos, 68, has been a Director of the
                             Corporation since 1976.  Dr. Gyftopoulos has been
                             the Ford Professor of Mechanical Engineering and
                             of Nuclear Engineering at the Massachusetts
                             Institute of Technology for more than five years.
                             Dr. Gyftopoulos is also a director of Thermo
                             Cardiosystems Inc., Thermo Instrument Systems
                             Inc., Thermo Remediation Inc., Thermo Voltek
                             Corp., ThermoLase Corporation and ThermoSpectra
                             Corporation.
- --------------------------------------------------------------------------------
     Frank Jungers           Mr. Jungers, 69, has been a Director of the
                             Corporation since 1978. Mr. Jungers has been a
                             consultant on business and energy matters since
                             1977. Mr. Jungers was employed by the Arabian
                             American Oil Company from 1974 through 1977 as
                             Chairman and Chief Executive Officer. Mr. Jungers
                             is also a director of The AES Corporation,
                             Donaldson, Lufkin & Jenrette, Dual Drilling
                             Company, Georgia-Pacific Corporation, Pacific
                             Rehabilitation and Sports Medicine, Inc., Star
                             Technologies Inc., Thermo Ecotek Corporation,
                             Thermo Instrument Systems Inc. and ThermoQuest
                             Corporation.
- --------------------------------------------------------------------------------
     Frank E. Morris         Dr. Morris, 72, has been a Director of the
                             Corporation since 1989. Dr. Morris served as the
                             Peter Drucker Professor of Management at Boston
                             College from 1989 to 1994. Dr. Morris also served
                             as President of the Federal Reserve Bank of Boston
                             from 1968 until he retired in 1988. Dr. Morris is
                             a trustee of SEI Liquid Asset Trust, SEI Cash +
                             Plus Trust, SEI Tax Exempt Trust, SEI Index Funds,
                             SEI International Trust, SEI Institutional Managed
                             Trust, The Capitol Mutual Funds, FFB Lexicon Funds
                             and The Arbor Fund.  Dr. Morris is also a director
                             of Thermo Remediation Inc.
- --------------------------------------------------------------------------------
     Donald E. Noble         Mr. Noble, 81, has been a Director of the
                             Corporation since 1983. For more than 20 years,
                             from 1959 to 1980, Mr. Noble served as the chief
                             executive officer of Rubbermaid, Incorporated,
                             first with the title of President and then as
                             Chairman of the Board. Mr. Noble is also a
                             director of Thermo Fibertek Inc., Thermo Power
                             Corporation, Thermo Sentron Inc. and Thermo
                             TerraTech Inc.
- --------------------------------------------------------------------------------
Incumbent Directors Whose Term of Office Will Expire in 1997
- --------------------------------------------------------------------------------
     John M. Albertine       Dr. Albertine, 51, has been a Director of the
                             Corporation since 1986.  Dr. Albertine serves as
                             Chairman of the Board and Chief Executive Officer
                             of Albertine Enterprises, Inc., an economic and
                             public policy consulting firm he founded in 1990.
                             He also serves as Chairman of The Jian Group
                             Holdings, LLC, a full-service mergers and
                             acquisitions firm. Dr. Albertine is also a
                             director of American Precision Industries, Inc.
                             and Bolt, Beranek & Newman, Inc. Dr. Albertine
                             served as Vice Chairman of Farley, Inc.,
                             principally a textile and apparel manufacturer,
                             from 1986 until 1990, Vice Chairman of Fruit of
                             the Loom, Inc. from 1987 to 1990, and Vice
                             Chairman of Valley Fashions Corp. (formerly West
                             Point Acquisition Corp.) and its subsidiary, West
                             Point-Pepperell Inc., from 1989 to 1990. In July
                             1991, an involuntary petition was filed against
                             Farley, Inc. under Chapter 7 of the federal
                             bankruptcy laws.  In September 1991, Farley, Inc.
                             converted the Chapter 7 proceeding into a Chapter
                             11 reorganization and a plan of reorganization was
                             confirmed in December 1992.  In March 992, Valley
                             Fashions Corp. filed a petition under Chapter 11
                             to effect a "pre-packaged" bankruptcy
                             reorganization.  In September 1992, Valley
                             Fashions' plan of reorganization was confirmed by
                             the bankruptcy court.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
     Peter O. Crisp          Mr. Crisp, 63, has been a Director of the
                             Corporation since 1974. Mr. Crisp has been a
                             General Partner of Venrock Associates, a venture
                             capital investment firm, for more than five years.
                             Mr. Crisp is also a Director of American
                             Superconductor Corporation, Apple Computer, Inc.,
                             Evans & Sutherland Computer Corporation, Long
                             Island Lighting Company, Thermedics Inc., Thermo
                             Power Corporation, ThermoTrex Corporation and
                             United States Trust Corporation.
- --------------------------------------------------------------------------------
     Roger D. Wellington     Mr. Wellington, 69, has been a Director of the
                             Corporation since 1986.  Mr. Wellington serves as
                             the President and Chief Executive Officer of
                             Wellington Consultants, Inc. and of Wellington
                             Associates Inc., international business consulting
                             firms he founded in 1994 and 1989, respectively.
                             Prior to 1989, Mr. Wellington served as Chairman
                             of the Board of Augat Inc., a manufacturer of
                             electromechanical components, for more than five
                             years. Prior to 1988, he also held the positions
                             of President and Chief Executive Officer of Augat
                             Inc.  Mr. Wellington is also a director of Bolt,
                             Beranek & Newman, Inc.
- --------------------------------------------------------------------------------



Committees of the Board of Directors and Meetings

     The Board of Directors has established an Executive Committee, an Audit Committee and a Human Resources Committee. The present members of the Executive Committee are Dr. Hatsopoulos (Chairman), Mr. Crisp, Mr. Jungers and Mr. Noble. The Executive Committee is empowered to act when it is impractical to call a meeting of the entire Board of Directors and, with certain exceptions, has the powers of the Board of Directors. The Audit Committee consists solely of outside Directors, and its present members are Mr. Jungers (Chairman), Dr. Albertine, Mr. McCabe and Dr. Morris. The Audit Committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The Human Resources Committee consists solely of outside Directors and its present members are Mr. Noble (Chairman), Dr. Gyftopoulos, Mr. Jungers, Ms. Olayan and Mr. Wellington. The Human Resources Committee reviews corporate organization, reviews the performance of senior members of management, recommends executive compensation and administers the Corporation's stock option and other stock-based compensation plans. The Corporation does not have a nominating committee of the Board of Directors. The Board of Directors met 14 times, the Audit Committee met twice and the Human Resources Committee met five times during fiscal 1995. Each Director attended at least 75% of all meetings of the Board of Directors and Committees on which he or she served held during fiscal 1995, except for Mr. Crisp who attended 74% of such meetings.

Compensation of Directors

     Cash Compensation.   Directors who are not employees of the Corporation or
any companies affiliated with Thermo Electron ("outside directors") receive an annual retainer of $20,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors or its committees and for each day of consulting for the Board of Directors, and $500 per day for participating in meetings of the Board of Directors or such committees held by means of conference telephone. Payment of Directors' fees is made quarterly. Dr. G. Hatsopoulos, who is a full-time employee of the Corporation, does not receive any cash compensation from the Corporation for his service as a Director. Directors are also reimbursed for out-of-pocket expenses and in some instances for travel time incurred in attending such meetings.

     Deferred Compensation Plan for Directors.   Under the Corporation's
Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a Director has the right to defer receipt of his cash fees until he ceases to serve as a Director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the Board of Directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Common Stock; or (b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock to constitute a majority of the Board of Directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 408,907 shares of Common Stock has been reserved for issuance under the Deferred Compensation Plan. As of January 1, 1996, deferred units equal to 53,618.64 shares of Common Stock were accumulated under the Deferred Compensation Plan.


     Directors Stock Option Plan.   In 1993, the Corporation adopted a directors
stock option plan (the "Directors Plan"), which was amended in 1995. The Directors Plan provides for the grant of stock options to purchase shares of common stock of the Corporation and certain of its majority-owned subsidiaries to outside Directors as additional compensation for their service as Directors. Under the Directors Plan, outside Directors are automatically granted options to purchase 1,000 shares of Common Stock annually. In addition, the Directors Plan provides for the automatic grant of options to purchase up to 1,500 shares of the common stock of certain of the Corporation's publicly traded, majority-owned subsidiaries and of each majority-owned subsidiary of the Corporation that is subsequently "spun out" to outside investors. Pursuant to the Directors Plan, outside Directors receive an annual grant of options to purchase 1,000 shares of Common Stock at the close of business on the date of each Annual Meeting of the Stockholders of the Corporation. Options evidencing annual grants may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the third anniversary of the grant date. Shares acquired upon exercise of the options are subject to repurchase by the Corporation at the exercise price if the recipient ceases to serve as a Director of the Corporation or any other Thermo Electron company prior to the first anniversary of the grant date.

     In addition, under the Directors Plan, outside Directors are automatically granted options to purchase shares of common stock of certain of the Corporation's publicly traded, majority-owned subsidiaries as described in the Directors Plan and of each majority-owned subsidiary of the Corporation that is subsequently "spun out" to outside investors. Outside Directors receive options to purchase 1,500 shares of common stock for majority-owned subsidiaries that are directly owned by the Corporation and 1,000 shares of common stock for majority-owned subsidiaries that are indirectly owned by the Corporation through one or more of its other majority-owned subsidiaries. The grant of options with respect to the common stock of subsidiaries that are spun out occurs on the close of business on the date of the first Annual Meeting of the Stockholders next following the subsidiary's spinout, which is the first to occur of either an initial public offering of the subsidiary's common stock or a sale of such stock to third parties in an arms-length transaction. The options granted vest and become exercisable on the fourth anniversary of the date of grant, unless prior to such date the subsidiary's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended ("Section 12 Registration"). In the event that the effective date of Section 12 Registration occurs before the fourth anniversary of the grant date, the option will become immediately exercisable and the shares acquired upon exercise will be subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price in the event the Director ceases to serve as a Director of the Corporation or any other Thermo Electron company. In the event of Section 12 Registration, the restrictions and repurchase rights shall lapse or be deemed to lapse at the rate of 25% per year, starting with the first anniversary of the grant date. These options expire after five years. At this Annual Meeting of the Stockholders, each outside Director will be granted options to purchase 1,500 shares of common stock of Thermo TerraTech Inc. and 1,000 shares of common stock of each of (i) Trex Medical Corporation, a subsidiary of ThermoTrex Corporation that was spun out in November 1995, (ii) ThermoQuest Corporation, a subsidiary of Thermo Instrument Systems Inc. that was spun out in March 1996 and (iii) Thermo Sentron Inc., a subsidiary of Thermedics Inc. that was spun out in March 1996.

     The exercise price for options granted under the Directors Plan is the average of the closing prices of the common stock as reported on the New York or American Stock Exchange (or other principal market on which the common stock is then traded) for the five trading days preceding and including the date of grant, or, if the shares are not then traded, at the last price per share paid by third parties in an arms-length transaction prior to the option grant. An aggregate of 450,000 shares of Common Stock has been reserved for issuance under the Directors Plan.

                                STOCK OWNERSHIP

  The following table sets forth, as of January 1, 1996, the beneficial ownership of the Corporation's Common Stock, as well as the beneficial ownership of the common stock of: (i) Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo TerraTech Inc., and ThermoTrex Corporation, all publicly traded, majority-owned subsidiaries of the Corporation; (ii) Thermo Cardiosystems Inc. and Thermo Voltek Corp., publicly traded, majority-owned subsidiaries of Thermedics Inc.; (iii) Thermo Remediation Inc., a publicly traded, majority-owned subsidiary of Thermo TerraTech Inc.; (iv) ThermoLase Corporation, a publicly traded, majority-owned subsidiary of ThermoTrex Corporation and Trex Medical Corporation, a privately held, majority-owned subsidiary of ThermoTrex Corporation; (v) ThermoLyte Corporation, a privately held, majority-owned subsidiary of Thermo Power Corporation; and (vi) ThermoSpectra Corporation, a publicly traded, majority-owned subsidiary of Thermo Instrument Systems Inc. and Thermo BioAnalysis Corporation, a privately held, majority-owned subsidiary of Thermo Instrument Systems Inc., by (x) each Director, (y) each of the Corporation's executive officers named in the summary compensation table set forth below under the heading "Executive Compensation," and (z) all Directors and executive officers as a group. As of January 1, 1996, no Director or executive officer beneficially owned any shares of any of the following companies: ThermoQuest Corporation, a publicly traded, majority-owned subsidiary of Thermo Instrument Systems Inc.; Thermo Optek Corporation, a privately held, majority-owned subsidiary of Thermo Instrument Systems Inc.; and Thermo Sentron Inc., a publicly traded, majority-owned subsidiary of Thermedics Inc.

                                                            PUBLICLY-HELD SUBSIDIARIES
                  ------------------------------------------------------------------------------------------------------------
                   THERMO                  THERMO                             THERMO                       THERMO
                  ELECTRON  THERMEDICS     ECOTEK           THERMO          INSTRUMENT        THERMO      TERRATECH THERMOTREX
    NAME (1)      CORP. (2)  INC. (3)  CORPORATION (4) FIBERTEK INC. (5) SYSTEMS INC. (6) POWER CORP. (7) INC. (8)  CORP. (9)
    --------      --------- ---------- --------------- ----------------- ---------------- --------------- --------- ----------
John M.
Albertine.......     24,710    4,500         1,500            4,500            1,875            3,000            0     4,500
Peter O. Crisp..     64,434   44,653         3,461            4,500           17,693           32,151        2,160    41,897
Elias P.
Gyftopoulos.....     46,380    4,500         1,500            4,500           47,018            3,000            0     4,500
George N.
Hatsopoulos.....  2,329,278   65,369        36,024          153,529          143,300           63,482       57,473    48,746
John N.
Hatsopoulos.....    478,355   76,392        38,040          145,873          118,913           40,753       60,259    33,194
Frank Jungers...    162,836    9,050        26,900            5,250           52,374            3,000            0    11,000
Robert A.
McCabe..........     30,677    6,998         1,500            4,500           39,804           11,209        2,160    10,000
Frank E. Morris.     14,128    4,500         1,500            4,500            1,875            3,000            0     4,500
Donald E. Noble.     34,832   14,173         1,500           75,599           54,688           18,485       46,405     4,500
Hutham S.
Olayan..........     14,420    4,500         1,500            4,500            1,875            3,000            0     4,500
William A.
Rainville.......    201,047        0         4,000          337,809                0                0       60,000     2,700
Arvin H. Smith..    363,578   91,164         4,000           60,000          431,653            7,969       36,950     2,700
Roger D.
Wellington......     21,210    4,500         1,500           10,500            5,625            6,425        1,000     4,500
John W. Wood
Jr .............    154,674  188,488         3,000            6,000              416                0          206       900
All Directors
and current
executive
officers as a
group
(17 persons)....  4,440,240  568,354       186,186          935,307          987,790          290,709      302,163   231,891



                                                                                             PRIVATELY-HELD SECURITIES
                  ------------------------------------------------------------- --------------------------------------------------
                      THERMO       THERMO     THERMO                                 THERMO
                   CARDIOSYSTEMS   VOLTEK   REMEDIATION THEMOSPECTRA THERMOLASE   BIOANALYSIS       THERMOLIFE      TREX MEDICAL
    NAME (1)         INC. (10)   CORP. (11)  INC. (12)   CORP. (14)  CORP. (13) CORPORATION (15) CORPORATION (16) CORPORATION (17)
    --------       ------------- ---------- ----------- ------------ ---------- ---------------- ---------------- ----------------
John M.
Albertine.......        7,500       1,000       4,500       1,000       2,000              0                0                0
Peter O. Crisp..       16,500       2,500       4,500       1,000      57,443              0                0           10,000
Elias P.
Gyftopoulos.....        9,000       1,500      27,600      20,000      61,400              0                0                0
George N.
Hatsopoulos.....        7,733           0       7,500      20,000      46,720              0                0                0
John N.
Hatsopoulos.....        1,288       7,749      40,182      20,000      81,902              0                0                0
Frank Jungers...        7,500       4,000      15,450       5,500       3,300          4,000            1,500            2,000
Robert A.
McCabe..........        7,500       1,000       4,500       1,500       4,100              0                0            5,000
Frank E. Morris.        7,500       1,000      25,938       1,000       2,000              0                0                0
Donald E. Noble.        7,500       1,000      10,500       1,000       6,000          2,000            1,000                0
Hutham S.
Olayan..........        7,500       1,000       4,500       1,000       2,000              0                0                0
William A.
Rainville.......            0           0      24,000      10,000      10,000              0                0                0
Arvin H. Smith..       20,000           0       2,400      20,000      10,000          9,000                0                0
Roger D.
Wellington......        7,500       1,000       4,500       1,000       2,000              0                0                0
John W. Wood
Jr .............       43,951      60,648           0       5,000      10,000              0                0                0
All Directors
and current
executive
officers as a
group
(17 persons)....      173,808      82,397     211,686     127,500     464,346         17,500            5,000           19,500

- ---------
(1) Except as reflected in the footnotes to this table, shares of the Common Stock of the Corporation and of the common stock of each of the Corporation's subsidiaries beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.
(2) The number of shares of Common Stock reported in the table reflects a three-for-two split of such stock effected in May 1995 in the form of a 50% stock dividend, but does not reflect a three-for-two split of such stock to be effected on June 5, 1996 to shareholders of record on May 22, 1996 (assuming approval by the Stockholders of the increase in the Corporation's authorized shares as described in Proposal 2). Shares of the Common Stock of the Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr.
    Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 5,250, 5,250, 5,250, 1,102,200, 297,880,
    5,250, 5,250, 5,250, 5,250, 5,250, 136,175, 182,775, 5,250, 133,998 and
    2,055,088 shares, respectively, that such person or group have the right to acquire within 60 days of January 1, 1996 through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith, Mr. Wood and all Directors and current executive officers as a group include 1,481, 1,225, 1,081, 1,052 and 9,256 full shares, respectively, allocated to their respective accounts maintained pursuant to the Corporation's employee stock ownership plan, of which the trustees, who have investment power over its assets, were as of January 1, 1996 executive officers of the Corporation (the "ESOP"). Shares beneficially owned by Dr. Albertine, Mr. Crisp, Mr. Jungers, Mr. McCabe,
    Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Wellington and all Directors and current executive officers as a group include 19,460, 29,421, 53,618, 23,150, 6,601, 27,305, 9,170, 14,273 and 182,998 shares, respectively, allocated to accounts maintained pursuant to
                                        (Footnotes continued on following page)
     the Corporation's Deferred Compensation Plan for Directors. Shares beneficially owned by Dr. G. Hatsopoulos include 59,734 shares held by Dr. Hatsopoulos' spouse, 112,500 shares held by a QTIP trust (the "Hatsopoulos QTIP Trust") of which Dr. G. Hatsopoulos' spouse is a trustee, 870 shares held in a trust of which Dr. G. Hatsopoulos is the trustee and 26,625 shares held by a family trust of which Dr. G. Hatsopoulos' spouse is the trustee. Shares beneficially owned by Mr. J. Hatsopoulos include 112,500 shares held by the Hatsopoulos QTIP Trust of which Mr. J. Hatsopoulos is a trustee. Shares beneficially owned by Mr. Jungers include 3,000 shares held by Mr. Jungers' spouse. Shares beneficially owned by Mr. Morris include 2,277 shares held by Mr. Morris' spouse. Shares beneficially owned by Ms. Olayan do not include 3,266,400 shares owned by Crescent Holding GmbH, a member of the Olayan Group. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent Holding GmbH. Except for Dr. G. Hatsopoulos, who beneficially owned 2.6% of the Common Stock outstanding as of January 1, 1996, no Director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of such date; all Directors and current executive officers as a group beneficially owned 4.8% of the Common Stock outstanding as of January 1, 1996.
(3) Shares of the common stock of Thermedics Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 4,500, 8,050, 4,500, 50,000, 50,000, 4,500,
     4,500, 4,500, 4,500, 4,500, 82,500, 4,500, 120,100 and 375,650 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith, Mr. Wood and all Directors and current executive officers as a group include 1,465, 1,476, 1,319, 1,218 and 9,787 full shares, respectively, allocated to their respective accounts maintained pursuant to the Corporation's ESOP. Shares beneficially owned by Mr. Crisp and all Directors and current executive officers as a group include 6,308 shares allocated to Mr. Crisp's account maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Dr. G. Hatsopoulos include 562 shares held by Dr. G. Hatsopoulos' spouse. Shares beneficially owned by Mr. Jungers include 1,550 shares held by Mr. Jungers' spouse. No Director or executive officer beneficially owned more than 1% of the common stock of Thermedics Inc. outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.7% of the Thermedics Inc. common stock outstanding as of such date.
(4) Shares of the common stock of Thermo Ecotek Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 1,500, 1,500, 1,500, 36,000, 36,000, 24,000, 1,500, 1,500, 1,500, 1,500, 4,000, 4,000, 1,500, 3,000 and
     178,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos include 24 shares held in trusts of which Dr. G. Hatsopoulos is a trustee. Shares beneficially owned by Mr. Jungers include 200 shares held by Mr. Jungers' spouse. No Director or executive officer beneficially owned more than 1% of the common stock of Thermo Ecotek Corporation outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.2% of the Thermo Ecotek Corporation common stock outstanding as of such date.
(5) The number of shares of common stock of Thermo Fibertek Inc. reported in the table reflects a three-for-two split of such stock effected in September 1995 in the form of a 50% stock dividend. Shares of the common stock of Thermo Fibertek Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 4,500, 4,500, 4,500, 117,273, 126,000, 4,500,
     4,500, 4,500 63,900, 4,500, 330,000, 60,000, 4,500, 6,000 and 847,473
     shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Noble and all Directors and current executive officers as a group include 3,242 shares allocated to Mr. Noble's account maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Mr. Jungers include 750 shares held by Mr. Jungers' spouse. No Director or executive officer beneficially owned more than 1% of the Thermo Fibertek Inc. common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 2.3% of the Thermo Fibertek Inc. common stock outstanding as of such date.
(6) The number of shares of common stock of Thermo Instrument Systems Inc. reported in the table reflects a five-for-four split of such stock effected in December 1995 in the form of a 25% stock dividend. Shares of the common stock of Thermo Instrument Systems Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Smith, Mr. Wellington and all Directors and current executive officers as a group include 1,875, 1,875, 14,465, 93,750, 93,750, 13,809, 10,995,
     1,875, 6,093, 1,875, 234,375, 1,875 and 496,299 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith, Mr. Wood and all Directors and current executive officers as a group include 515, 515, 516, 416 and 3,428 full shares, respectively, allocated to accounts maintained pursuant to the Corporation's ESOP. Shares beneficially owned by Mr. Jungers, Mr. McCabe and all Directors and current executive officers as a group include 12,006, 7,126 and 19,132 shares, respectively, allocated to accounts maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Dr. G. Hatsopoulos include 21,368 shares held by Dr. Hatsopoulos' spouse. Shares beneficially owned by Mr. Jungers include 543 shares held by Mr. Jungers' spouse. No Director or executive officer beneficially owned more than 1% of the Thermo Instrument Systems Inc. common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.1% of the Thermo Instrument Systems Inc. common stock outstanding as of such date.
(7) Shares of the common stock of Thermo Power Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Wellington and all Directors and current executive officers as a group include 3,000, 5,600, 3,000, 40,000, 40,000, 3,000, 3,000, 3,000, 6,200,
     3,000, 3,000 and 161,800 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Crisp, Mr. Noble and all Directors and current executive officers as a group include 8,458, 4,860 and 13, 318 shares, respectively, allocated to their respective accounts maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Dr.
     G. Hatsopoulos include 114 shares held by Dr. G. Hatsopoulos' spouse and 2,000 shares each held by two trusts of which Dr. G. Hatsopoulos' spouse is the trustee. No Director or executive officer beneficially owned more than 1% of the Thermo Power Corporation common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 2.3% of the Thermo Power Corporation common stock outstanding as of such date.

(8) Shares of the common stock of Thermo TerraTech Inc. beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Noble, Mr. Rainville, Mr. Smith and all Directors and current executive officers as a group include 40,000, 40,000, 6,200, 60,000, 35,000 and 188,200 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Smith, Mr. Wood and all Directors and current executive officers as a group include 214, 217, 218, 206 and 1,502 full shares, respectively, allocated to their respective accounts maintained pursuant to the Corporation's ESOP. Shares beneficially owned by Mr. Noble and all Directors and current executive officers as a group include 17,165 shares allocated to Mr. Noble's account maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Mr. J. Hatsopoulos and all Directors and current executive officers as a group include 12,500 shares that Mr. J. Hatsopoulos has the right to acquire within 60 days of January 1, 1996, through the exercise of stock purchase warrants acquired in connection with private placements of securities by Thermo TerraTech Inc. and one or more of that corporation's subsidiaries on terms identical to terms granted to outside investors. Shares beneficially owned by Dr. G. Hatsopoulos include 93 shares held by Dr. G. Hatsopoulos' spouse and 2,000 shares held in a trust of which Dr. G. Hatsopoulos is a trustee. No Director or executive officer beneficially owned more than 1% of the Thermo TerraTech Inc. common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.7% of the Thermo TerraTech Inc. common stock as of such date.
(9) Shares of the common stock of ThermoTrex Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 4,500, 26,800, 4,500, 36,870, 24,000, 4,500, 4,500, 4,500, 4,500, 4,500, 2,700, 2,700, 4,500, 900 and
     173,490 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Crisp and all Directors and current executive officers as a group include 1,653 shares allocated to Mr. Crisp's account maintained pursuant to that corporation's deferred compensation plan for directors. Shares beneficially owned by Dr.
     G. Hatsopoulos include 160 shares held by Dr. G. Hatsopoulos' spouse. No Director or executive officer beneficially owned more than 1% of the ThermoTrex Corporation common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.2% of the ThermoTrex Corporation common stock outstanding as of such date.
(10) Shares of the common stock of Thermo Cardiosystems Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 7,500, 16,500, 9,000, 7,500, 7,500, 7,500, 7,500, 7,500, 20,000, 7,500, 39,483, and
     147,483 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. The Directors and executive officers of Thermo Electron did not individually or as a group beneficially own more than 1% of the Thermo Cardiosystems Inc. common stock outstanding as of January 1, 1996.
(11) Shares of the common stock of Thermo Voltek Corp. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 1,000, 2,500, 1,500, 4,999, 1,000, 1,000, 1,000, 1,000, 1,000, 1,000, 56,649 and 72,648
     shares, respectively, that such persons or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. The Directors and executive officers of Thermo Electron did not individually or as a group beneficially own more than 1% of the Thermo Voltek Corp. common stock outstanding as of January 1, 1996.
(12) Shares of the common stock of Thermo Remediation Inc. beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington and all Directors and current executive officers as a group include 4,500, 4,500, 27,600, 7,500, 22,500, 4,500, 4,500, 24,450, 6,000, 4,500, 22,500, 2,400, 4,500 and 159,750
     shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Dr. Morris and all Directors and current executive officers as a group include 1,488 shares allocated to Dr. Morris' account maintained pursuant to that corporation's deferred compensation plan for directors. No Director or executive officer beneficially owned more than 1% of the Thermo Remediation Inc. common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.7% of the Thermo Remediation Inc. common stock outstanding as of such date.
(13) The number of shares of common stock of ThermoLase Corporation reported in the table reflects a two-for-one split of such stock effected in May 1995 in the form of a 100% stock dividend. Shares of the common stock of ThermoLase Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 2,000, 22,508, 61,400, 43,200, 68,200, 2,000, 2,000, 2,000,
     2,000, 2,000, 10,000, 10,000, 2,000, 10,000 and 359,508 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Crisp do not include 11,446 shares held by Mr. Crisp's spouse, as to which shares Mr. Crisp disclaims beneficial ownership. Shares beneficially owned by Dr. G. Hatsopoulos include 32 shares held by Dr. G. Hatsopoulos' spouse. No Director or executive officer beneficially owned more than 1% of the ThermoLase Corporation common stock outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.1% of the ThermoLase Corporation common stock outstanding as of such date.
(14) Shares of the common stock of ThermoSpectra Corporation beneficially owned by Dr. Albertine, Mr. Crisp, Dr. Gyftopoulos, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Jungers, Mr. McCabe, Dr. Morris, Mr. Noble, Ms. Olayan, Mr. Rainville, Mr. Smith, Mr. Wellington, Mr. Wood and all Directors and current executive officers as a group include 1,000, 1,000, 20,000, 20,000, 20,000, 1,500, 1,500, 1,000, 1,000, 1,000, 10,000, 20,000, 1,000, 3,000 and
     119,500 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Crisp do not include 160,000 shares owned in the aggregate by entities affiliated with Venrock Associates, of which Mr. Crisp is both a general and limited partner and for which Mr. Crisp disclaims beneficial ownership. No director or executive officer beneficially owned more than 1% of the common stock of ThermoSpectra Corporation outstanding as of January 1, 1996; all Directors and current executive officers as a group beneficially owned 1.0% of the ThermoSpectra Corporation common stock outstanding as of such date.
(15) The Directors and executive officers of Thermo Electron did not individually or as a group beneficially own more than 1% of the Thermo BioAnalysis Corporation common stock outstanding as of January 1, 1996.

(16) Shares beneficially owned by Mr. Crisp do not include 100,000 shares owned in the aggregate by entities affiliated with Venrock Associates, of which Mr. Crisp is both a general and limited partner and for which Mr. Crisp disclaims beneficial ownership. Shares beneficially owned by Ms. Olayan do not include 25,000 shares owned by Crescent International Holdings Limited, a member of the Olayan Group. Crescent International Holdings Limited is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent International Holdings Limited. The Directors and executive officers of Thermo Electron did not individually or as a group beneficially own more than 1% of the ThermoLyte Corporation common stock outstanding as of January 1, 1996.
(17) Shares beneficially owned by Ms. Olayan do not include 100,000 shares owned by Crescent International Holdings Limited, a member of the Olayan Group. Crescent International Holdings Limited is indirectly controlled by Suliman
     S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent International Holdings Limited. The Directors and executive officers of Thermo Electron did not individually or as a group beneficially own more than 1% of the Trex Medical Corporation common stock outstanding as of January 1, 1996.


Disclosure of Certain Late Filings

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 1995, except in the following instance. The Form 4 for March 1995 for Mr. Arvin H. Smith, an executive vice president of the Corporation, was amended in May 1995 to include the exercise in February 1995 of a stock option to purchase 3,000 shares of Common Stock, which was an exempt transaction but reportable on the first Form 4 filed after the transaction.




                            EXECUTIVE COMPENSATION

NOTE: All share amounts reported below have, in all cases, been adjusted as applicable to reflect three-for-two stock splits effected in May 1995 and in September 1995 with respect to the Common Stock and the common stock of Thermo Fibertek Inc., respectively, a two-for-one stock split effected in May 1995 with respect to the common stock of ThermoLase Corporation and a five-for-four stock split effected in December 1995 with respect to the common stock of Thermo Instrument Systems Inc.


Summary Compensation Table

The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and its four other most highly compensated executive officers for the last three fiscal years.

                          Summary Compensation Table
- --------------------------------------------------------------------------------

                                                               Annual                Long Term
                                                             Compensation           Compensation
                                                             ------------           ------------
                                                                                Securities Underlying
         Name and                                  Fiscal                      Options (No. of Shares            All other
    Principal Position                              Year   Salary    Bonus        and Company)(1)(2)           Compensation(3)
- ---------------------------                        ------ --------  --------    ----------------------         ---------------
George N. Hatsopoulos                               1995  $485,000  $550,000             --                        $ 6,750
  President and Chief Executive                     1994  $450,000  $500,000         20,000  (THS)                 $ 6,750
  Officer                                           1993  $417,000  $450,000        645,000  (TMO)                 $10,118
                                                                                     50,000  (TMD)
                                                                                     10,000  (TCK)
                                                                                     30,000  (TFT)
                                                                                     93,750  (THI)
                                                                                     40,000  (THP)
                                                                                      7,500  (THN)
                                                                                     40,000  (TTT)
                                                                                     72,000  (TLZ)
                                                                                     30,000  (TKN)
- ------------------------------------------------------------------------------------------------------------------------------------

John N. Hatsopoulos                                 1995  $300,000  $500,000          5,200  (TMO)                 $ 6,750
  Executive Vice President                                                           25,000  (TLZ)
  and Chief Financial Officer                                                        96,600  (TMO)                 $ 6,750
                                                    1994  $280,000  $450,000         20,000  (THS)
                                                                                    132,900  (TMO)                 $10,118
                                                                                     50,000  (TMD)
                                                    1993  $256,000  $375,000         10,000  (TCK)
                                                                                     30,000  (TFT)
                                                                                     93,750  (THI)
                                                                                     40,000  (THP)
                                                                                     22,500  (THN)
                                                                                     40,000  (TTT)
                                                                                     72,000  (TLZ)
                                                                                     30,000  (TKN)
- ------------------------------------------------------------------------------------------------------------------------------
Arvin H. Smith                                      1995  $262,000  $256,200          6,000  (TMO)                 $ 6,750
  Executive Vice President                                                           10,000  (TLZ)
                                                                                      6,000  (TLT)
                                                                                      9,000  (TMO)                 $ 6,750
                                                                                     20,000  (THS)
                                                    1994  $255,000  $280,500         46,275  (TMO)                 $10,023
                                                                                     30,000  (TMD)
                                                                                    234,375  (THI)
                                                    1993  $240,000  $304,000          2,400  (THN)
- ------------------------------------------------------------------------------------------------------------------------------

                                                               Annual                Long Term
                                                             Compensation           Compensation
                                                             ------------           ------------
                                                                                Securities Underlying
         Name and                                  Fiscal                      Options (No. of Shares            All other
    Principal Position                              Year   Salary    Bonus        and Company)(1)(2)           Compensation(3)
- ---------------------------                        ------ --------  --------    ----------------------         ---------------
William A. Rainville                                1995  $195,000  $220,000          4,100  (TMO)                 $15,870
  Senior Vice President                                                               6,000  (TBA)
                                                                                     10,000  (TLZ)
                                                                                      6,000  (TLT)
                                                    1994  $182,000  $173,000         64,500  (TMO)                 $16,269
                                                                                     10,000  (THS)
                                                    1993  $170,800  $105,000         34,500  (TMO)                 $14,717
                                                                                     60,000  (TFT)
                                                                                     22,500  (THN)
                                                                                     60,000  (TTT)
- ------------------------------------------------------------------------------------------------------------------------------
John W. Wood Jr. (4)                                1995  $180,000  $160,000         26,900  (TMO)                 $ 6,750
  Senior Vice President                                                               4,900  (TMD)
                                                                                      1,000  (TBA)
                                                                                      2,300  (TCA)
                                                                                        900  (TVL)
                                                                                     10,000  (TLZ)
                                                                                      1,000  (TLT)
- ------------------------------------------------------------------------------------------------------------------------------


(1) In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TMO), executive officers of the Corporation have been granted options to purchase common stock of subsidiaries of the Corporation, either as compensation for their services to the Corporation or to its subsidiaries. Options were granted during the last three fiscal years to the chief executive officer and the other named executive officers in their capacities as executive officers of the Corporation or Directors or executive officers of the following subsidiaries of the Corporation: Thermedics Inc. (designated in the table as TMD), Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Cardiosystems Inc. (designated in the table as TCA), Thermo Ecotek Corporation (designated in the table as TCK), Thermo Fibertek Inc. (designated in the table as TFT), Thermo Instrument Systems Inc. (designated in the table as THI), ThermoLase Corporation (designated in the table as TLZ), ThermoLyte Corporation (designated in the table as TLT), Thermo Power Corporation (designated in the table as THP), Thermo TerraTech Inc. (designated in the table as TTT), Thermo Remediation Inc. (designated in the table as THN), ThermoSpectra Corporation (designated in the table as
     THS) and ThermoTrex Corporation (designated in the table as TKN).

(2) No awards of restricted stock of the Corporation were made to the chief executive officer or other named executive officers during the last three fiscal years. As of December 31, 1995, the amount and value of each executive officer's restricted stock holdings were as follows: Dr. G. Hatsopoulos - 13,500 shares valued at $702,000; Mr. Smith - 6,750 shares valued at $351,000; Mr. Wood - 1,350 shares valued at $70,200; and Mr. Rainville - 1,350 shares valued at $70,200.

(3) For all executive officers except Mr. Rainville, this amount represents matching contributions made on behalf of the executive officer by the Corporation pursuant to the Corporation's 401(k) plan. As to Mr. Rainville, this amount represents employer contributions to his account under the profit sharing plan of Thermo Electron Web Systems Inc., a subsidiary of the Corporation.


(4) Mr. Wood did not meet the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules in fiscal 1993 and 1994.

Stock Options Granted During Fiscal 1995

The following table sets forth information concerning individual grants of stock options made during fiscal 1995 to the Corporation's chief executive officer and the other named executive officers. During fiscal 1995, no options were granted to the Corporation's chief executive officer, Dr. G. Hatsopoulos. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1995.

                                                   Option Grants in Fiscal 1995
- ----------------------------------------------------------------------------------------------------------------------------------
                                                   Percent of                                             Potential Realizable
                                   Number of         Total                                                 Value at Assumed
                                  Securities        Options                                                 Annual Rates of
                                  Underlying       Granted to             Exercise                            Stock Price
                                   Options        Employees in            Price Per   Expiration            Appreciation for
           Name                   Granted (1)      Fiscal Year             Share         Date                Option Term
- ---------------------------       -----------     -------------           --------    ----------             -----------
                                                                                                          5%              10%
                                                                                                          --              ---
John N. Hatsopoulos                5,200  (TMO)       0.6%                 $37.27       5/23/98        $ 30,524         $   64,168
                                  25,000  (TLZ)       2.5%                 $22.75      11/28/07        $452,750         $1,216,250
- ----------------------------------------------------------------------------------------------------------------------------------
Arvin H. Smith                     6,000  (TMO)       0.7%                 $37.27       5/23/98        $ 35,220         $   74,040
                                  10,000  (TLZ)       1.0%                 $22.75      11/28/07        $181,100         $  486,500
                                   6,000  (TLT)      20.3%                 $10.00       9/22/07        $ 47,760         $  128,280

- ----------------------------------------------------------------------------------------------------------------------------------
William A. Rainville               4,100  (TMO)       0.5%                 $37.27       5/23/98        $ 24,067         $   50,594
                                   6,000  (TBA)       7.7%                 $10.00       9/22/07        $ 47,760         $  128,280
                                  10,000  (TLZ)       1.0%                 $22.75      11/28/07        $181,100         $  486,500
                                   6,000  (TLT)      20.3%                 $10.00       9/22/07        $ 47,760         $  128,280
- ----------------------------------------------------------------------------------------------------------------------------------
John W. Wood Jr.                   1,900  (TMO)       0.2%                 $37.27       5/23/98        $ 11,153         $   23,446
                                  25,000  (TMO)       2.9%                 $48.90      11/28/07        $973,000         $2,614,250
                                   4,900  (TMD)      17.7%                 $15.52       3/14/02        $ 30,968         $   72,128
                                   1,000  (TBA)       1.3%                 $10.00       9/22/05        $  6,290         $   15,940
                                   2,300  (TCA)       2.9%                 $26.10       3/20/02        $ 24,449         $   56,948
                                  10,000  (TLZ)       1.0%                 $22.75      11/28/07        $181,100         $  486,500
                                   1,000  (TLT)       3.4%                 $10.00       9/22/05        $  6,290         $   15,940
                                     900  (TVL)       0.8%                 $11.00       3/20/02        $  4,032         $    9,396
- ----------------------------------------------------------------------------------------------------------------------------------



(1) In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TMO), executive officers of the Corporation have been granted options to purchase common stock of Thermedics Inc. (designated in the table as TMD), ThermoLase Corporation (designated in the table as TLZ), ThermoLyte Corporation (designated in the table as TLT), Thermo BioAnalysis Corporation (designated in the table as
     TBA), Thermo Cardiosystems Inc. (designated in the table as TCA) and Thermo Voltek Corp. (designated in the table as TVL), as part of the Corporation's stock option program. All of the options reported are immediately exercisable at the date of grant, except options to purchase the common stock of ThermoLyte Corporation and Thermo BioAnalysis Corporation, which generally are not exercisable until that company's stock is publicly traded. However, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by the granting corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the granting corporation or another Thermo Electron company. Certain options granted as a part of Thermo Electron's stock option program have three-year terms, and the repurchase rights lapse in their entirety on the second anniversary of the grant date. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. The granting corporation may permit the holders of such options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

Stock Options Exercised During Fiscal 1995

The following table reports certain information regarding stock option exercises during fiscal 1995 and outstanding stock options held at the end of fiscal 1995 by the Corporation's chief executive officer and the other named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1995.

                         Aggregated Option Exercises in Fiscal 1995 and Fiscal 1995 Year-end Option Values
- -----------------------------------------------------------------------------------------------------------------------------------
                                                 Shares                    No. of Unexercised              Value of
                                                Acquired                     Options at Fiscal            Unexercised
                                                   on            Value     Year-end (Exercisable/         In-the-Money
           Name             Company (1)         Exercise        Realized     Unexercisable) (2)              Options
           ----             -----------         --------        --------     ------------------              -------
George N. Hatsopoulos           TMO                5,616      $  152,008       1,095,000/0                 $31,834,650/--
                                TMD                   --              --          50,000/0                 $   561,000/--
                                TCK                   --              --          36,000/0                 $   364,500/--
                                TFT               44,727      $  398,831         117,273/0                 $ 1,969,315/--
                                THI                   --              --          93,750/0                 $   967,500/--
                                THP                   --              --          40,000/0                 $   151,000/--
                                THN                   --              --           7,500/0                 $    47,400/--
                                TTT                   --              --          40,000/0                 $    83,800/--
                                TLZ               28,800      $  406,800          43,200/0                 $ 1,042,200/--
                                THS                   --              --          20,000/0                 $   112,500/--
                                TKN                   --              --          36,600/0                 $ 1,337,130/--
- ----------------------------------------------------------------------------------------------------------------------------------
John N. Hatsopoulos             TMO               52,740      $1,029,188         297,880/0       (3)       $ 7,626,906/--
                                TMD                   --              --          50,000/0                 $   561,000/--
                                TCA                5,389      $  138,201                --                             --
                                TCK                   --              --          36,000/0                 $   364,500/--
                                TFT               36,000      $  297,165         126,000/0                 $ 2,126,400/--
                                THI                   --              --          93,750/0                 $   967,500/--
                                THP                   --              --          40,000/0                 $   151,000/--
                                THN                   --              --          22,500/0                 $   142,200/--
                                TTT                   --              --          40,000/0                 $    83,800/--
                                TVL                   --              --           4,999/0                 $    54,339/--
                                TLZ               28,800      $  302,588          68,200/0                 $ 1,120,325/--
                                THS                   --              --          20,000/0                 $   112,500/--
                                TKN                6,000      $  118,050          24,000/0                 $   829,200/--
- ----------------------------------------------------------------------------------------------------------------------------------
Arvin H. Smith                  TMO               78,075      $1,595,351         182,775/0                 $ 5,986,561/--
                                TMD                   --              --          82,500/0                 $ 1,517,850/--
                                TCA                   --              --          20,000/0                 $ 1,340,000/--
                                TCK                   --              --           4,000/0                 $    43,000/--
                                TFT                   --              --          60,000/0                 $ 1,080,000/--
                                THI                   --              --         234,375/0                 $ 2,418,750/--
                                THN                   --              --           2,400/0                 $    15,168/--
                                TTT                   --              --          35,000/0                 $   112,875/--
                                TLZ                   --              --          10,000/0                 $    31,250/--
                                TLT                   --              --           0/6,000                             --
                                THS                   --              --          20,000/0                 $   112,500/--
                                TKN                   --              --           2,700/0                 $   122,985/--
- ----------------------------------------------------------------------------------------------------------------------------------

                                                 Shares                     No. of Unexercised              Value of
                                                Acquired                     Options at Fiscal            Unexercised
                                                   on            Value     Year-end (Exercisable/         In-the-Money
           Name             Company (1)         Exercise        Realized     Unexercisable) (2)              Options
           ----             -----------         --------        --------     ------------------              -------
William A. Rainville            TMO              15,750       $  297,313         136,175/0       (3)       $ 3,628,301/--
                                TBA                  --               --           0/6,000                             --(4)
                                TCK                  --               --           4,000/0                 $    43,000/--
                                TFT                  --               --         330,000/0                 $ 5,656,800/--
                                THN                  --               --          22,500/0                 $   142,200/--
                                TTT                  --               --          60,000/0                 $   115,200/--
                                TLZ                  --               --          10,000/0                 $    31,250/--
                                TLT                  --               --           0/6,000                             --(4)
                                THS                  --               --          10,000/0                 $    56,250/--
                                TKN                  --               --           2,700/0                 $   122,985/--
- ----------------------------------------------------------------------------------------------------------------------------------
John W. Wood Jr.                TMO               4,950       $   90,712         133,998/0       (3)       $ 2,851,460/--
                                TMD                  --               --         120,100/0                 $ 1,645,924/--
                                TDI                  --               --          0/35,000                             --
                                TBA                  --               --           0/1,000                             --
                                TCA              26,817       $  646,425          39,483/0                 $ 2,824,905/--(4)
                                TCK                  --               --           3,000/0                 $    32,250/--(4)
                                TFT                  --               --           6,000/0                 $   108,000/--
                                TVL                  --               --          56,649/0                 $   345,830/--
                                TLZ                  --               --          10,000/0                 $    31,250/--
                                TLT                  --               --           0/1,000                             --(4)
                                THS                  --               --           3,000/0                 $    16,875/--
                                TKN               3,600       $  120,780             900/0                 $    40,995/--
- ----------------------------------------------------------------------------------------------------------------------------------


(1) Options to purchase shares of the following subsidiaries of the Corporation have been granted to the chief executive officer and the other named executive officers: Thermedics Inc. (designated in the table as TMD), Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Cardiosystems Inc. (designated in the table as TCA), Thermedics Detection Inc. (designated in the table as TDI), Thermo Ecotek Corporation (designated in the table as TCK), Thermo Fibertek Inc. (designated in the table as TFT), Thermo Instrument Systems Inc. (designated in the table as
     THI), Thermo Power Corporation (designated in the table as THP), Thermo TerraTech Inc. (designated in the table as TTT), Thermo Remediation Inc. (designated in the table as THN), ThermoLase Corporation (designated in the table as TLZ), ThermoLyte Corporation (designated in the table as TLT), ThermoSpectra Corporation (designated in the table as THN), Thermo Voltek Corporation (designated in the table as TVL) and ThermoTrex Corporation (designated in the table as TKN).


(2) All of the options reported outstanding at the end of the fiscal year were immediately exercisable as of fiscal year-end, except options to purchase the common stock of Thermo BioAnalysis Corporation, ThermoLyte Corporation and Thermedics Detection Inc., which generally are not exercisable until that company's stock is publicly traded. However, the shares acquired upon exercise of the options are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the granting corporation or another Thermo Electron company. Certain options granted as a part of Thermo Electron's stock option program have three-year terms, and the repurchase rights lapse in their entirety on the second anniversary of the grant date. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date.

(3) Options to purchase 90,000, 60,000 and 60,000 shares of the Common Stock granted to Messrs. J. Hatsopoulos, Rainville and Wood, respectively, are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.


(4) No public market for the shares underlying these options existed at fiscal year-end. Accordingly, no value in excess of exercise price has been attributed to these options.


Defined Benefit Retirement Plan

          Thermo Electron Web Systems Inc., a wholly owned subsidiary of Thermo Fibertek Inc., maintains a defined benefit retirement plan (the "Retirement Plan") for eligible U.S. employees. Mr. Rainville is the chief executive officer of Thermo Fibertek Inc. and the only executive officer of the Corporation who participates in the Retirement Plan. The following table sets forth the estimated annual benefits payable under the Retirement Plan upon retirement to employees of the subsidiary in specified compensation and years-of-service classifications. The estimated benefits at certain compensation levels reflect the statutory limits on compensation that can be recognized for plan purposes. This limit is currently $150,000 per year.

                                    Years of Service
                       -------------------------------------------
 Annual Compensation        15       20       25       30       35
- ---------------------  -------  -------  -------  -------  -------
$100,000.............  $26,250  $35,000  $43,750  $48,125  $48,125
$125,000.............  $32,813  $43,750  $54,688  $60,156  $60,156
$150,000.............  $39,375  $52,500  $65,625  $72,188  $72,188


          Each eligible employee receives a monthly retirement benefit, beginning at normal retirement age (65), based on a percentage (1.75%) of the average monthly compensation of such employee before retirement, multiplied by his years of service (up to a maximum of 30 years). Full credit is given for the first 25 years of service, and half credit is given for years over 25 and less than 30. Benefits are reduced for retirement before normal retirement age. Average monthly compensation is generally defined as average monthly base salary over the five years of highest compensation in the ten-year period preceding retirement. For 1995, the annual compensation of Mr. Rainville recognized for plan purposes was $150,000. The estimated credited years of service recognized under the Retirement Plan for Mr. Rainville is 30, assuming retirement at age
65. No benefits under the Retirement Plan vest for an employee until after five years of participation, at which time they become fully vested. The benefits shown in the above table are subject to reduction for Social Security benefits. The plan benefits shown are payable during the employee's lifetime unless the employee elects another form of benefit that provides death benefit protection.


Severance Agreements

          The executive officers and certain key employees of the Corporation have entered into contracts with the Corporation that provide severance benefits if there is a change of control of the Corporation that is not approved by the Board of Directors and their employment is terminated, for whatever reason, within one year thereafter. For purposes of these agreements a change of control exists upon (i) the acquisition of 50% or more of the outstanding Common Stock by any person without the prior approval of the Board of Directors, (ii) the failure of the Board of Directors, within two years after any contested election of directors or tender or exchange offer not approved by the Board of Directors, to be constituted of a majority of directors holding office prior to such event or (iii) any other event that the Board of Directors determines constitutes an effective change of control of Thermo Electron.

          In 1983, the Corporation entered into severance agreements with all of the named executive officers, except Mr. Rainville and Mr. Wood. For these severance agreements, the benefit is stated as an initial percentage which was established by the Board of Directors and was generally based upon the employee's age and length of service with the Corporation. Benefits are to be paid over a five-year period. The benefit to be paid in the first year is determined by applying this percentage to the employee's highest annual total cash remuneration in any 12-month period during the preceding three years. This benefit is reduced 10% in each of the succeeding four years in which benefits are paid. The initial percentage to be so applied to Dr. G. Hatsopoulos, Mr. J. Hatsopoulos and Mr. Smith is 98.1%, 76.1% and 59.1%, respectively. Assuming that severance benefits would have been payable under such agreements as of January 1, 1996, the payments thereunder for the first year thereof to Dr. G. Hatsopoulos, Mr. J. Hatsopoulos and Mr. Smith would have been approximately $1,015,000, $609,000 and $316,000, respectively. Payments under these agreements are not subject to the so-called "excess parachute payment" provisions under applicable provisions of the Internal Revenue Code of 1986, as amended.

          During 1988, Mr. Rainville and Mr. Wood each entered into a severance agreement with the Corporation pursuant to which he will receive a lump sum benefit at the time of a qualifying severance equal to the highest total cash compensation paid to him in any twelve-month period during the three years preceding the severance event. A qualifying severance exists if (i) the officer's employment is terminated for any reason within one year after a change in control of the Corporation or (ii) a group of directors of the Corporation consisting of directors of the Corporation on the date of the severance agreement or, if an election contest or tender or exchange offer for the Corporation's Common Stock has occurred, the directors of the Corporation immediately prior to such election contest or tender or exchange offer, and any future directors who are nominated or elected by such directors, determines that any other termination of the officer's employment should be treated as a qualifying severance. The benefits under this agreement are limited in such a manner that the payments will not constitute "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986, as amended.
Assuming that severance benefits would have been payable as of January 1, 1996, the payment under such agreement to Mr. Rainville and Mr. Wood would have been approximately $415,000 and $340,000, respectively.



                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation

          All decisions on compensation for the Corporation's executive officers are made by the Human Resources Committee of the Board of Directors (the "Committee"). The executive compensation program presently consists of annual base salary ("salary"), short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

          The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Corporation, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Corporation and the contributions of each executive. The process for determining each of these elements for the named executive officers is outlined below. For its review of the compensation of other officers of the Corporation, the Committee follows a substantially similar process.

          Establishing Competitiveness

          External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Corporation's compensation for its executives is assessed by comparing it to market data provided by a compensation consultant and by annual executive compensation surveys, primarily "Project 777", an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's 500 Index but do not necessarily correspond to the companies included in the Corporation's peer group.

          Principles of internal equity are also central to the Committee's compensation policies. Compensation considered for the Corporation's officers, whether cash or stock-based incentives, is also evaluated by comparing it to compensation of other executives within the Thermo Electron organization with comparable levels of responsibility for comparably sized business units.

          Base Salary

          Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size and complexity as the Corporation. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation. It is the Committee's intention that over time the base salaries for the chief executive officer and the other named executive officers will approximate the mid-point of competitive data. The salary increases in calendar 1995 for the named executive officers generally reflect this practice of gradual increases and moderation.


          Cash Bonus

          The Committee establishes a median potential bonus for each executive by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. Specifically, the median potential bonus plus the salary of an executive officer is approximately equal to the mid-point of competitive total cash compensation for a similar position and level of responsibility in businesses having comparable sales and complexity to the Corporation. The actual bonus awarded to an executive officer may range from zero to three times the median potential bonus. The value within the range (the bonus multiplier) is determined at the end of each year by the Committee in its discretion. The Committee exercises its discretion by evaluating each executive's performance using a methodology applied throughout the Corporation. The methodology incorporates measures of operating returns designed to measure profitability, contributions to shareholder value, and earnings growth, and are measures of corporate and divisional performance that are evaluated by using graphs developed by the Corporation. These graphs are designed to reward performance that is perceived as above average and to penalize performance that is perceived as below average. The measures of operating returns used in the Committee's determinations in calendar 1995 measured return on net assets, growth in income and growth in earnings per share, and the Committee's determinations also included an evaluation of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for the Stockholders. These measures of achievements are not financial targets that are met, not met or exceeded. The relative weighting of these achievements varies depending on the executive's role and responsibilities within the organization.

          The bonuses for named executive officers approved by the Committee with respect to calendar 1995 performance in each instance exceeded the median potential bonus.

          Stock Option Program

          The primary goal of the Corporation is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase shares of common stock of the Corporation and its majority-owned subsidiaries.


          The Committee and management believe that awards of stock options to purchase shares of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, closely aligns management's interests to the interests of all the Stockholders, and results in management's compensation being closely linked to stock performance. In addition, because the options vest over periods of varying durations and are subject to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation long-term. The Committee believes that stock option awards in the Corporation and its majority-owned subsidiaries are also an important tool in providing incentives for performance within the entire organization.

          In determining awards, the Committee considers the average annual value of all options to purchase shares of the Corporation and other companies within the Thermo Electron organization that vest in the next five years. (Values are established using a modified Black-Scholes option pricing model.) As a guideline, the Committee strives to maintain the aggregate amount of awards to purchase shares of Common Stock to all employees over a five-year period below 10% of the Corporation's outstanding Common Stock, although other factors such as unusual transactions and acquisitions and standards for awards of comparably situated companies may affect the number of awards granted.

          Awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. In determining option awards from time to time the Committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the Committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options as described above.

          Stock Retention Program

          The Corporation's compensation program is also designed to encourage executives to retain stock. The Committee believes that encouraging executives to retain stock acquired through its stock option program provides additional incentive for executive officers to follow strategies designed to maximize long-term value to Stockholders.

          There are several elements to the Corporation's stock retention program. For example, the Committee annually awards stock options based upon an executive's ownership of the Corporation's Common Stock over the prior year. These option awards are independent of the award of stock options as an incentive for management performance. In addition, the Committee has approved several forms of stock option awards that contain different vesting provisions and restrictions upon resale, which are intended to encourage executives to follow an exercise and hold strategy. The Committee has also approved guidelines that restrict the sale by an executive officer of a portion of the shares acquired through stock option exercises over a five-year period and reward executive officers for holding shares over a certain period.

1995 CEO Compensation

          The Committee determines the total cash compensation for Dr. George N. Hatsopoulos, the Corporation's chief executive officer and founder, using a methodology intended to link performance based on the 10-year total return to stockholders to compensation for chief executive officers of companies of comparable size and performance as the Corporation. The determinations of the Committee as to cash compensation for the chief executive officer are subject to review by the entire Board of Directors. In 1995, the Board of Directors concurred in the decisions of the Committee.

          In determining the appropriate level of total cash compensation for the chief executive officer, the Committee uses a matrix developed by a compensation consultant that compares the compensation of chief executive officers of competitive firms within the Corporation's peer group to the size of the organization as determined by level of revenues, and its performance based on total return to stockholders over a 10-year period. In so doing, the Committee establishes a "performance adjusted competitive norm" for total cash compensation that predicts what a comparably sized firm with performance approximate to that of the Corporation would pay its chief executive officer.

          The Committee has determined that it will not pay total cash compensation to the Corporation's chief executive officer in excess of the performance adjusted competitive norm predicted by the methodology described above. To determine total cash compensation for the chief executive officer within these parameters, the Committee first determines the base salary to be paid the chief executive officer using the same principles as used in setting base salaries for the named executive officers and officers of the Corporation (described above under the heading "Base Salary"). The increase in base salary for the chief executive officer approved in 1995 by the

Committee reflected its policy of gradual adjustment to reflect average competitive salaries. The Committee then subtracts the base salary approved for the chief executive officer from the applicable maximum total cash compensation derived by the methodology described above to arrive at a maximum potential annual cash bonus.

          Within the maximum, the Committee uses its discretion to establish the total cash compensation of the chief executive officer, taking into account the total cash compensation of other executives in the Corporation and the Corporation's 10-year total return to Stockholders. The Committee believes that the Corporation's performance is reflected in its 10-year return, as highlighted in the 10-year Performance Graph appearing on page 21 of this Proxy Statement, which compares the Corporation's stock performance over this period to the stock performance of the Standard & Poor's 500 and its peer performance group. For the 10-year period ending December 31, 1995, the Corporation achieved a ten-year compounded rate of return to Stockholders of 24 percent per year, well in excess of the 15 percent per year return achieved by the Standard & Poor's 500 Index. Considering Dr. Hatsopoulos' leadership and dedication in enhancing Stockholder value over the last ten years, as demonstrated in the returns reported, the Committee awarded Dr. Hatsopoulos the cash bonus reported in the Summary Compensation Table.

          The Committee did not award Dr. Hatsopoulos any stock options to purchase Common Stock of the Corporation in 1995. In determining option awards for the chief executive officer, the Committee employs an analysis similar to that described for other officers under the heading "Stock Option Program". In addition, it is the Committee's policy to award Dr. Hatsopoulos options to purchase shares of Common Stock from time to time in amounts such that his ownership of the Corporation approaches five percent of the outstanding Common Stock. Such awards are made at times the Corporation achieves a ten-year return to Stockholders well in excess of the returns achieved by the Standard & Poor's 500 Index. Such an award was made by the Committee in 1993, and although the Corporation has continued to outperform the Standard & Poor's 500 Index over the ten-year period, the Committee did not deem another award necessary in 1995.


Policy on Deductibility of Compensation

          The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to senior executives in excess of $1 million, unless the compensation qualified as "performance based" or is otherwise exempt from
Section 162(m).

          The compensation of the chief executive officer exceeded $1 million for the first time in 1995; none of the other named executive officers received compensation in excess of $1 million in 1995. The Committee does not believe that the amount by which the chief executive officer's compensation exceeded $1 million was significant (approximately $10,000). The Committee does not currently expect the compensation of any of the named executive officers other than the chief executive officer to exceed the $1 million threshold in 1996. Furthermore, it is believed that the Corporation's stock incentive plans qualify as "performance based". Therefore, it does not appear that the Section 162(m) limitation will have a significant impact on the Corporation in the near-term. The Committee believes that the Corporation's incentive compensation program, as presently structured, continues to serve the best interests of the Corporation and its Stockholders. The Committee will continue to monitor the effect of
Section 162(m) on the Corporation.

                         Mr. Donald E. Noble (Chairman)
                            Dr. Elias P. Gyftopoulos
                               Mr. Frank Jungers
                              Ms. Hutham S. Olayan
                            Mr. Roger D. Wellington

                         COMPARATIVE PERFORMANCE GRAPHS

Five-Year Performance Graph: 1990-1995

The Securities and Exchange Commission requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the Standard & Poor's 500 Index (the "S&P 500 Index") and a peer group of companies that comprise the following Dow Jones industry groups: diversified technology, electrical components and equipment, and industrial and commercial pollution control and waste management. The companies included in these industry groups and the Corporation's peer group are as follows: diversified technology - Corning Inc., EG&G, Inc., Minnesota Mining and Manufacturing Co., The Perkin-Elmer Corp., Raytheon Co., Rockwell International Corp., TRW Inc., Tektronix, Inc., Texas Instruments Incorporated, United Technologies Corp. and Varian Associates, Inc.; electrical components and equipment - AMP Inc., Emerson Electric Co., Grainger (W.W.), Inc., Honeywell Inc., Hubbell Inc. (Class B), Solectron Corporation, Tecumseh Products Co. (Class B), Thomas & Betts Corp. Westinghouse Electric Corp. and York International Corp.; and industrial and commercial pollution control and waste management - Browning-Ferris Industries, Inc., Donaldson Company, Inc., Dames & Moore, Inc., Ogden Corp., Rollins Environmental Services, Inc. and WMX Technologies Inc.

     Comparison of 1990-1995 Cumulative Total Return Among Thermo Electron
                               Corporation (TMO),
   the Standard & Poor's 500 Index (S&P 500) and the Corporation's Peer Group


                             [GRAPH APPEARS HERE]

              12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/30/95
- ------------------------------------------------------------------------
TMO                100       161       164       219       234       407
- ------------------------------------------------------------------------
S&P 500            100       130       140       155       157       215
- ------------------------------------------------------------------------
Peer Group         100       120       127       134       138       180
- ------------------------------------------------------------------------

          The total return for the Corporation's Common Stock (TMO), the S&P 500 Index (S&P 500) and the Corporation's Peer Group (Peer Group) assumes the reinvestment of dividends, although dividends have not been declared on the Corporation's Common Stock. The Corporation's Common Stock is traded on the New York Stock Exchange under the ticker symbol "TMO".

Ten-Year Performance Graph: 1985-1995

          The Corporation has also elected to compare its cumulative shareholder return to the S&P 500 Index and the Corporation's Peer Group during the last ten years. The Corporation's Human Resources Committee uses this information as a measure of performance in determining total cash compensation for the Corporation's Chief Executive Officer.

     Comparison of 1985-1995 Cumulative Total Return Among Thermo Electron
                               Corporation (TMO),
          the S&P 500 Index (S&P 500) and the Corporation's Peer Group


                             [GRAPH APPEARS HERE]



              1985  1986  1987  1988  1989  1990  1991  1992  1993  1994  1995
- ------------------------------------------------------------------------------
TMO            100   127   102   151   228   215   348   352   471   503   875
- ------------------------------------------------------------------------------
S&P 500        100   119   125   146   192   186   242   261   287   291   390
- ------------------------------------------------------------------------------
Peer Group     100   118   139   144   189   185   222   235   247   255   332
- ------------------------------------------------------------------------------

                          RELATIONSHIP WITH AFFILIATES


          Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron has created Thermedics Inc., Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo TerraTech Inc. and ThermoTrex Corporation, all of which are publicly traded, majority subsidiaries of the Corporation; Thermedics Inc. has created Thermo Cardiosystems Inc. and Thermo Sentron Inc. as publicly traded, majority-owned subsidiaries and has acquired the majority interest in a previously unaffiliated public company, Thermo Voltek Corp.; Thermo TerraTech Inc. has created Thermo Remediation Inc. as a publicly traded, majority-owned subsidiary; Thermo Instrument Systems Inc. has created ThermoQuest as a publicly traded, majority-owned subsidiary, and ThermoTrex Corporation has created ThermoLase Corporation as a publicly traded, majority-owned subsidiary. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Corporation and such other majority-owned Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries.")

          Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly,
(2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

          To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range financial planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

          The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

          In general, under the corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries, Thermo Electron's corporate staff provides each of the Thermo Subsidiaries with certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services. For the fiscal year ended December 31, 1995, the Corporation assessed each Thermo Subsidiary an annual fee equal to 1.2% of such subsidiary's revenues for these services. Effective January 1, 1996, the fee has been reduced to 1.0% of a subsidiary's revenues. The fee is reviewed annually and may be changed by mutual agreement of any Thermo Subsidiary and Thermo Electron. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges each of the Thermo Subsidiaries based on charges attributable to the respective subsidiary. Each corporate services agreement automatically renews for successive one-year terms, unless canceled by the subsidiary upon 30 days' prior notice. In addition, each corporate services agreement terminates automatically in the event the subsidiary ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of a corporate services agreement, the subsidiary will be required to pay a termination fee equal to the fee that was paid by such subsidiary for services under the corporate services agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the subsidiary or as required in order to meet such subsidiary's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge a subsidiary a fee equal to the market rate for comparable services if such services are provided to such subsidiary following termination.

          Pursuant to an international distribution agreement, Thermedics Detection Inc., a subsidiary of Thermedics Inc., which is, in turn, a subsidiary of the Corporation, has appointed Arabian Business Machines Co. ("ABM") as its exclusive distributor of drug-and-explosives detection products in certain Middle East countries. ABM is a member of the Olayan Group, and Hutham S. Olayan, a Director of the Corporation, is the President and a Director of Olayan America Corporation and Competrol Real Estate Limited, two other members of the Olayan Group, which is controlled by Suliman S. Olayan, Ms. Olayan's father. During 1995, Thermedics Detection Inc. paid an aggregate of $50,000 pursuant to this distribution agreement.

          In March 1995, ThermoLyte Corporation ("TLC"), a subsidiary of the Corporation, completed a private placement of 1,845,000 shares primarily to outside investors of minority investments in its common stock. Venrock Associates and Crescent International Holdings Limited purchased 100,000 and 25,000 shares, respectively, of the common stock of TLC in such private placement at a purchase price of $10.00 per share, the same price paid by unaffiliated buyers. Peter O. Crisp, a Director of the Corporation, is both a general and a limited partner of Venrock Associates. Crescent International Holdings Limited is a wholly owned subsidiary of Crescent Holding GmbH. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, the father of Hutham S. Olayan, a Director of the Corporation.


          In March 1995, Thermo BioAnalysis Corporation ("Thermo BioAnalysis"), a subsidiary of the Corporation, completed a private placement of 1,601,500 shares primarily to outside investors of minority investments in its common stock. Arvin Smith, an executive vice president of the Corporation, purchased 9,000 shares of the common stock of Thermo BioAnalysis in such private placement at a purchase price of $10.00 per share, the same price paid by unaffiliated buyers.

          In November 1995 and January 1996, Trex Medical Corporation ("Trex Medical"), a subsidiary of the Corporation, completed private placements of an aggregate of 1,962,000 shares primarily to outside investors of minority investments in its common stock. Peter O. Crisp, a Director of the Corporation, and Crescent International Holdings Limited purchased 10,000 and 200,000 shares, respectively, of the common stock of Trex Medical in such private placements at a purchase price of $10.25 per share, the same price paid by unaffiliated buyers. Crescent International Holdings Limited is a wholly owned subsidiary of Crescent Holding GmbH. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, the father of Hutham S. Olayan, a Director of the Corporation.

                                 - PROPOSAL 2-

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

          The Board of Directors has determined that it is advisable to increase the Corporation's authorized Common Stock from 175 million shares to 350 million shares, and has voted to recommend that the Stockholders adopt an amendment to the Corporation's Amended and Restated Certificate of Incorporation effecting the proposed increase.


          As of January 1, 1996, approximately 87.9 million shares of Common Stock were issued and outstanding (excluding treasury shares) and approximately an additional 30.2 million shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under the Corporation's various stock-based plans. Accordingly, a total of approximately 56.9 million shares of Common Stock are available for future issuance.


          The Board of Directors believes it continues to be in the best interest of the Corporation to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors' discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Corporation's Certificate of Incorporation and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments. There are at present no specific understandings, arrangements or agreements with respect to any future acquisitions that would require the Corporation to issue a material amount of new shares of its Common Stock. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.


          On March 12, 1996, the Board of Directors approved a three-for-two split of the Common Stock, to be effected in the form of a 50% stock dividend, subject to the approval by the Stockholders of the Corporation of the increase in the Corporation's authorized Common Stock as described above. If effected, the 50% stock split would be paid on June 5, 1996 to holders of record of the Common Stock on May 22, 1996. This stock split is subject to the approval by the Stockholders of the proposed increase in the authorized Common Stock and will not be effected if such approval is not obtained.


          No further authorization by vote of the Stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the New York Stock Exchange or any other stock exchange on which the Corporation's shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. The Stockholders of the Corporation do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Corporation's securities.

________________________________________________________________________________


          The affirmative vote of two-thirds of the Common Stock outstanding and entitled to vote at the Meeting is required to approve the amendment to the Corporation's Amended and Restated Certificate of Incorporation to effect the proposed increase in the Corporation's authorized shares. The Board of Directors considers this amendment to be advisable and in the best interests of the Corporation and its Stockholders and recommends that you vote FOR approval of the amendment. If not otherwise specified, Proxies will be vote FOR approval of this amendment.

______________________________________________________________________________

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1996. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. Arthur Andersen LLP has acted as independent public accountants for the Corporation since 1960.

                                  OTHER ACTION

          Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the proxy holders to vote shares represented by the Proxies in the discretion of such proxy holders.

                             STOCKHOLDER PROPOSALS

          Proposals of Stockholders intended to be presented at the 1997 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the Proxy Statement and form of Proxy relating to that meeting no later than December 25, 1996.

                             SOLICITATION STATEMENT

          The cost of this solicitation of Proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit Proxies personally, by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith. In addition, the Corporation has retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost not to exceed $9,000, plus out-of-pocket expenses.

Waltham, Massachusetts
April 19, 1996

                                 FORM OF PROXY

THERMO ELECTRON CORPORATION

  81 Wyman Street * Post Office Box 9046 * Waltham, Massachusetts 02254

         This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints George N. Hatsopoulos, John N. Hatsopoulos and Jonathan W. Painter, and each of them, proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Thermo Electron Corporation held of record by the undersigned on April 1, 1996, at the Annual Meeting of the Stockholders to be held at the Turnberry Isle Resort & Club, Aventura, Florida, on Tuesday, May 21, 1996 at 5:00 p.m., and at any postponement or adjournment thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

     THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES NAMED, FOR PROPOSAL 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

             (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                                     SEE REVERSE
                                                                         SIDE

             Please mark
[ x ]        votes as in this
             example.

      The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors
Nominees:  George N. Hatsopoulos, Robert A. McCabe and Hutham S. Olayan

                          FOR                WITHHELD
                         all nominees        from all nominees
                         [ _ ]               [ _ ]

FOR except vote withheld from the following nominees:
[ _ ]
- ----------------------------------------------------------------------------

                                                      FOR    AGAINST  ABSTAIN
2.   Approve an amendment to the Amended and        [ _ ]    [ _ ]    [ _ ]
     Restated Certificate of Incorporation of the Company to increase the authorized common stock from 175 million to 350 million shares.

                                     MARK HERE FOR
                                     ADDRESS CHANGE            [ _ ]
                                     AND NOTE CHANGE
                                     AT LEFT





SIGNATURE:_______________________________________   DATE_________________
SIGNATURE:_______________________________________   DATE_________________

(This Proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)